Exhibit 99.1

SmartRent Selects ADI Global Distribution as Preferred Distribution Partner

Global distributor's geographic footprint and strong distribution channels will help improve smart technology leader’s cash position and lower inventory levels

SCOTTSDALE, Ariz. – Aug. 8, 2023 – SmartRent, Inc. (NYSE: SMRT) (“SmartRent” or the “Company”), a leading provider of smart home and property operations solutions for the rental housing industry, has entered into an agreement with ADI Global Distribution, a Resideo Technologies, Inc. company, to serve as its preferred distribution partner.

A leading distributor of security, AV and low-voltage products, ADI's expansive network allows for efficient and timely order fulfillment for SmartRent’s 500+ rental housing customers, fortifying the Company’s inventory and distribution activities, and enabling it to streamline inventory management and enhance product availability.

“Demand for our solutions remains robust, and it’s imperative that we are able to meet the needs of our customers while continuing to prioritize the innovation and product enhancements that keep us at the forefront of the industry,” said SmartRent CEO Lucas Haldeman. “ADI is one of the most trusted names in the space, and we are proud to partner with them to meet our fulfillment needs and exceed customer expectations. This expanded relationship with ADI strengthens our overall partnership with Resideo.”

ADI was selected for its best-in-class operations, extensive product portfolio and local inventory availability. ADI has been supplying SmartRent with more than 100,000 Resideo thermostats per year, and this agreement will expand across the full product offering. In addition to prompt order fulfillment, the multiyear agreement provides SmartRent with needed hardware on demand while reducing its cash investment in inventory. Over time, SmartRent anticipates the decrease in on hand inventory will increase its cash balances.

"ADI is committed to serving as the indispensable partner of choice for our customers," said Rob Aarnes, President of ADI Global Distribution. "We're excited to expand upon our relationship with SmartRent to help them navigate their product needs and drive toward long-term business goals, while also resulting in incremental revenue growth for ADI."

To learn more about SmartRent, visit smartrent.com.

About SmartRent

Founded in 2017, SmartRent, Inc. (NYSE: SMRT) is a leading provider of smart home and smart property solutions for the rental housing industry. The company’s unmatched platform, comprised of smart hardware and cloud-based SaaS solutions, gives operators seamless visibility and control over real estate assets, empowering them to simplify operations, automate workflows, benefit from additional revenue opportunities and deliver exceptional site team and resident experiences. SmartRent serves 15 of the top 20 multifamily owners and operators, and its solutions enable millions of users to live smarter every day. For more information, please visit www.smartrent.com.

About ADI

ADI Global Distribution, a Resideo company, is a leading distributor of security, AV and low-voltage products serving more than 100,000 customers across North America, Europe, Middle East, and Africa. Leading pros rely on ADI for our wide selection of top brands, immediate product availability, knowledgeable sales staff and our product, design and support. Customers can shop ADI through its Digital Branch, mobile app and in more than 200 stocking locations. ADI solutions include Intrusion & Smart Home, Fire, Video Surveillance, Access Control & Communications, Residential AV, Pro AV, Networking, Data Communications, Power, Central Vacuum, Structured Wiring, Wire & Cable, and Tools & Hardware. For more information about ADI, visit adiglobal.com.

Forward-Looking Statements

This press release contains forward-looking statements relating to the growth, interest, cost savings, flexibility and technological advantages of the agreement with ADI Global Distribution, and may contain words such as "estimate," "expect," "anticipate," "intend," "may," "will" or similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the Securities and Exchange Commission (SEC) including, in particular, risks and uncertainties described under the heading “Risk Factors” in SmartRent’s Annual Report on Form 10-K and subsequent period reports filed with the SEC and available at www.smartrent.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. SmartRent assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investor Contact
Brian Ruttenbur - Senior Vice President, Investor Relations
Mobile: 480-371-2828
investors@smartrent.com

Media Contact
Amanda Chavez - Senior Director, Corporate Communications
media@smartrent.com